FOR IMMEDIATE RELEASE:	FOR MORE INFORMATION CONTACT:
February 8, 2017	Kristina Waugh 318-340-5627
kristina.r.waugh@centurylink.com

CENTURYLINK REPORTS FOURTH QUARTER AND FULL-YEAR 2016 RESULTS

•	Achieved fourth quarter operating revenues of approximately $4.3 billion; full-year 2016 operating revenues of $17.5 billion

•
Generated operating income of $392 million in fourth quarter; full-year 2016 operating income of $2.3 billion; reflects over $200 million of expense incurred during fourth quarter 2016 due to severance costs related to a reduction in force and expenses associated with the pending Level 3 acquisition.

•
Generated operating cash flow[1] of $1.59 billion and free cash flow[1,2] of $190 million in fourth quarter, both excluding special items[1]; full-year 2016 operating cash flow of $6.5 billion and free cash flow of $1.8 billion, both excluding special items

•
Achieved net income of $42 million and diluted EPS of $0.08 in fourth quarter; full-year 2016 net income of $626 million and diluted EPS of $1.16; reflects over $200 million of expense incurred during fourth quarter 2016 as noted above.

•
Generated adjusted net income[1] of $292 million and adjusted diluted EPS[1] of $0.54, excluding special items, in fourth quarter; full-year 2016 adjusted net income of $1.3 billion and adjusted diluted EPS of $2.45, excluding special items

•
Increased the percentage of addressable units capable of receiving 100Mbps and 1Gig broadband speeds year-over-year by 31% and 53%, respectively, ending the year with more than 3.3 million addressable units capable of 100Mbps or higher and approximately 1.3 million addressable units capable of 1Gig or higher

•	Sustained improving broadband customer trends

•
Completed state and federal regulatory filings related to Level 3 Communications (Level 3) acquisition; integration planning underway; continue to anticipate closing the transaction by end of third quarter 2017

MONROE, La. — CenturyLink, Inc. (NYSE: CTL) today reported results for fourth quarter and full-year 2016.
“CenturyLink achieved significant progress on our operational initiatives in 2016; however, full-year 2016 operating revenues and cash flows were below our expectations, primarily due to lower strategic revenue growth,” said Glen F. Post, III, CenturyLink chief executive officer and president. “We are not satisfied with these results and are making progress in a number of areas focused on continuing to improve our customer experience and further positioning CenturyLink for long-term growth.”

“We saw continued improvement in our broadband customer trend during the second half of 2016 and achieved modest Consumer broadband customer growth in the fourth quarter. We also continued to enhance the broadband speeds across our network and achieved nearly 5% year-over-year growth in Business high-bandwidth data services revenue in the second half of 2016. Additionally, we recently realigned our organization into primary customer-facing units enabling faster decision making and market responsiveness, increased accountability and an enhanced customer experience. Finally, our pending acquisition of Level 3 and pending sale of our data centers and associated colocation business align with our network-first focus while enhancing our opportunities to deliver complementary hosting, cloud and managed services. As we look to the future, we believe we are well positioned to drive profitable growth and shareholder value,” concluded Post.

Fourth Quarter 2016 Consolidated Financial Results
Operating revenues for fourth quarter 2016 were $4.29 billion compared to $4.48 billion in fourth quarter 2015 as the declines in legacy3,4 voice and low-bandwidth data services revenues were partially offset by growth in strategic revenues3,4.
Operating expenses increased to $3.90 billion from $3.73 billion in fourth quarter 2015, primarily driven by Level 3 acquisition costs and an increase in severance costs, which were partially offset by lower depreciation and amortization expenses. Excluding special items (primarily severance and Level 3 acquisition costs), operating expenses were $3.70 billion compared to $3.71 billion in fourth quarter 2015.
Operating income decreased to $392 million from $751 million in fourth quarter 2015 primarily due to the revenue and expense items described above.
Operating cash flow (as defined in our attached supplemental schedules), excluding special items, decreased to $1.59 billion from $1.82 billion in fourth quarter 2015 due to the decline in operating revenues outlined above.
Net income and diluted earnings per share (EPS) were $42 million and $0.08, respectively, for fourth quarter 2016, compared to $338 million and $0.62, respectively, for fourth quarter 2015. The decrease in net income and diluted EPS was due to the decline in operating income.
Adjusted net income and adjusted diluted EPS (as reflected in our attached supplemental schedule) exclude the after-tax impact of special items, the non-cash after-tax impact of the amortization of certain intangible assets related to major acquisitions since mid-2009, and the non-cash after-tax impact to interest expense relating to the assignment of fair value to the outstanding debt assumed in connection with those acquisitions. Excluding these items, CenturyLink’s adjusted net income for fourth quarter 2016 was $292 million compared to adjusted net income of $434 million in fourth quarter 2015. Fourth quarter 2016 adjusted diluted EPS was $0.54 compared to $0.80 in the year-ago period due to lower adjusted net income.

Full-Year 2016 Consolidated Financial Results
Operating revenues decreased to $17.5 billion from $17.9 billion in 2015. The decline in operating revenues was driven by lower voice, low-bandwidth data services and data integration revenues. These revenue declines were partially offset by increases in strategic revenues resulting primarily from increased business customer demand for high-bandwidth data services, along with growth in broadband and CenturyLink® PrismTM TV revenues.
Operating expenses decreased to $15.1 billion from $15.3 billion in 2015 primarily driven by lower depreciation and amortization expenses partially offset by Level 3 acquisition costs and an increase in severance costs. Excluding special items (primarily severance and Level 3 acquisition costs), operating expenses declined to $14.9 billion in 2016 from $15.1 billion in 2015.
Operating income decreased to $2.3 billion from $2.6 billion in 2015 primarily due to the revenue and expense items described above.

Operating cash flow, excluding special items, was $6.5 billion in 2016 compared to $7.0 billion in 2015. The operating cash flow decline was driven by the decline in operating revenues outlined above.
Net income and diluted earnings per share (EPS) were $626 million and $1.16, respectively, for 2016, compared to $878 million and $1.58, respectively, for 2015. The decrease in net income and diluted EPS was due to the decline in operating income.
Adjusted net income and adjusted diluted EPS, (as reflected in our attached supplemental schedule) exclude the after-tax impact of special items, the non-cash after-tax impact of the amortization of certain intangible assets related to major acquisitions since mid-2009, and the non-cash after-tax impact to interest expense relating to the assignment of fair value to the outstanding debt assumed in connection with those acquisitions. Excluding these items, CenturyLink’s adjusted net income decreased to $1.3 billion in 2016 from $1.5 billion in 2015. Adjusted diluted EPS for 2016 was $2.45 compared to $2.71 in 2015 primarily due to lower 2016 adjusted net income.
The accompanying financial schedules provide additional details regarding the company’s special items and reconciliations of non-GAAP financial measures for the three months and twelve months ended December 31, 2016 and 2015.
Fourth Quarter 2016 Segment Financial Results5
Business segment revenues were $2.55 billion, a decrease of 4.1% from fourth quarter 2015, primarily due to a decline in legacy revenues, which was partially offset by 3.0% growth in high-bandwidth data revenues. Strategic revenues were $1.23 billion in the quarter, an increase of 1.1% from fourth quarter 2015.
Consumer segment revenues were $1.45 billion, a decrease of 4.3% from fourth quarter 2015, primarily due to a decline in legacy voice revenues, which was partially offset by growth in PrismTM TV revenues. Strategic revenues were $784 million in the quarter, a 1.4% increase over fourth quarter 2015.
Realignment into Customer-Facing Organizations
In January 2017, CenturyLink implemented an organization change designed to better align its customer-facing organizations into three business units: Consumer; Enterprise; and IT and Managed Services. These organizations are fully integrated with Sales, Marketing and Service Delivery support teams to enable faster decision-making, market responsiveness and deeper accountability.  This organization change is expected to create greater focus on the customer experience in each business unit and accelerate strategic revenue growth.  CenturyLink also expanded its Product Development and Technology function to include Network Operations, Planning, Design and Construction to better support this new organizational structure.
Guidance - First Quarter and Full-Year 2017
CenturyLink expects growth in strategic revenues and data integration revenues in first quarter 2017 to be offset by anticipated declines in legacy revenues, resulting in lower operating revenues and core revenues compared to fourth quarter 2016. The company expects first quarter 2017 operating cash flow to be lower than fourth quarter 2016 due to the anticipated decline in revenues and higher operating expenses primarily related to employee benefits and marketing costs, as well as approximately $40 million of fourth quarter 2016 favorable expense adjustments that are not expected to reoccur in first quarter 2017.

First Quarter 2017 (excluding special items)

Operating Revenues	$4.23 to $4.29 billion
Core Revenues	$3.80 to $3.86 billion
Operating Cash Flow	$1.49 to $1.55 billion
Adjusted Diluted EPS	$0.51 to $0.57

CenturyLink anticipates lower operating revenues and core revenues in full-year 2017 compared to full-year 2016 due to expected legacy revenue declines more than offsetting anticipated increases in strategic revenue. Operating cash flow is expected to decline from full-year 2016 primarily driven by the continued decline in legacy voice and low-bandwidth data services revenues. The company also anticipates lower depreciation and amortization expense for full-year 2017 compared to full-year 2016. Free cash flow in full-year 2017 is expected to decline from full-year 2016 due to the lower level of operating cash flow and an increase in cash income taxes for the year, partially offset by lower capital expenditures.

Full-Year 2017 (excluding special items)

Operating Revenues	$17.05 to $17.3 billion
Core Revenues	$15.25 to $15.5 billion
Operating Cash Flow	$6.15 to $6.35 billion
Adjusted Diluted EPS	$2.10 to $2.30
Free Cash Flow	$1.55 to $1.75 billion
Capital Expenditures	~ $2.6 billion

All 2017 guidance figures and 2017 outlook statements included in this release (i) speak as of February 8, 2017 only, (ii) exclude the financial impact of acquiring Level 3 and the colocation business sale during 2017, (iii) exclude the impact of any share repurchases made after December 31, 2016 and (iv) exclude the effects of special items, future impairment charges, future changes in regulation, future changes in tax laws, accounting rules or our accounting policies, unforeseen litigation or contingencies, integration expenses associated with major acquisitions, any changes in our expected pension fundings, any changes in operating or capital plans or other unforeseen events or circumstances that impact our financial performance, and any future mergers, acquisitions, divestitures, joint ventures or other similar business transactions. We are not able, without unreasonable efforts, to reconcile our non-GAAP guidance figures appearing above under “Guidance - First Quarter and Full-Year 2017” to their most directly comparable GAAP guidance financial measures, principally due to the time and expense associated with predicting with a reasonable degree of certainty information on special items, future impairment charges, integration expenses or the impact of pending acquisitions or dispositions. Although we cannot at this time assess the magnitude of these adjustments, they could be material. See “Forward Looking Statements” below. For additional information on how we define certain of the terms used above, see "Reconciliation to GAAP" below and the attached schedules.
Investor Call
As previously announced, CenturyLink’s management will host a conference call at 3:30 p.m. Central Time today, February 8, 2017. Interested parties can access the call by dialing 866-531-7958 and entering the Conference ID 45027021. The call will be accessible for replay through February 16, 2017, by dialing 855-859-2056. Investors can also listen to CenturyLink’s earnings conference call and webcast replay by accessing the Investor Relations portion of the company’s website at www.centurylink.com through March 2, 2017. Financial, statistical and other information related to the call will also be posted to our website.
Reconciliation to GAAP
This release includes certain non-GAAP historical and forward-looking financial measures, including but not limited to operating cash flow, free cash flow, core revenues, adjusted net income, adjusted diluted EPS and adjustments to GAAP measures to exclude the effect of special items. In addition to providing key metrics for management to evaluate the company’s performance, we believe these measurements assist investors in their understanding of period-to-period operating performance and in identifying historical and prospective trends.

Reconciliations of non-GAAP financial measures to the most comparable GAAP measures are included in the attached financial schedules. Reconciliation of additional non-GAAP historical financial measures that may be discussed during the call described above, along with further descriptions of non-GAAP financial measures, will be available in the Investor Relations portion of the company’s website at www.centurylink.com and in the current report on form 8-K that we intend to file later today. Non-GAAP measures are not presented to be replacements or alternatives to the GAAP measures, and investors are urged to consider these non-GAAP measures in addition to, and not in substitution for, measures prepared in accordance with GAAP. CenturyLink may determine or calculate its non-GAAP measures differently from other companies.
About CenturyLink
CenturyLink (NYSE: CTL) is a global communications, hosting, cloud and IT services company enabling millions of customers to transform their businesses and their lives through innovative technology solutions. CenturyLink offers network and data systems management, Big Data analytics and IT consulting, and operates more than 55 data centers in North America, Europe and Asia. The company provides broadband, voice, video, data and managed services over a robust 250,000-route-mile U.S. fiber network and a 300,000-route-mile international transport network. Visit www.centurylink.com for more information.
Forward Looking Statements
Except for historical and factual information, the matters set forth in this release and other of our oral or written statements identified by words such as “estimates,” “expects,” “anticipates,” “believes,” “plans,” “intends,” and similar expressions are forward-looking statements as defined by the federal securities laws, and are subject to the “safe harbor” protections thereunder. These forward-looking statements are not guarantees of future results and are based on current expectations only, are inherently speculative, and are subject to a number of assumptions, risks and uncertainties, many of which are beyond our control. Actual events and results may differ materially from those anticipated, estimated, projected, or implied by us if one or more of these risks or uncertainties materialize, or if our underlying assumptions prove incorrect. Factors that could affect actual results include but are not limited to: the effects of competition from a wide variety of competitive providers, including decreased demand for our legacy offerings and increased pricing pressures; the effects of new, emerging or competing technologies, including those that could make our products less desirable or obsolete; the effects of ongoing changes in the regulation of the communications industry, including the outcome of regulatory or judicial proceedings relating to intercarrier compensation, interconnection obligations, access charges, universal service, broadband deployment, data protection and net neutrality; our ability to successfully complete our pending acquisition of Level 3, including the timely receipt of all requisite financing and all shareholder and regulatory approvals free of any detrimental conditions, and to timely realize the anticipated benefits of the transaction, including our ability to attain anticipated cost savings, to use Level 3’s net operating losses in the amounts projected, to retain key personnel and to avoid unanticipated integration disruptions; our ability to effectively adjust to changes in the communications industry and changes in the composition of our markets and product mix; possible changes in the demand for our products and services, including our ability to effectively respond to increased demand for high-speed broadband service; our ability to successfully maintain the quality and profitability of our existing product and service offerings, to provision them efficiently to our customers, and to introduce new offerings on a timely and cost-effective basis; the adverse impact on our business and network from possible equipment failures, service outages, security breaches or similar events impacting our network; our ability to generate cash flows sufficient to fund our financial commitments and objectives, including our capital expenditures, operating costs, periodic share repurchases, dividends, pension contributions and other benefits payments, and debt repayments; changes in our operating plans, corporate strategies, dividend payment plans or other capital allocation plans, whether based upon changes in our cash flows, cash requirements, financial performance, financial position, market conditions or otherwise; our ability to effectively retain and hire key personnel and to successfully negotiate collective bargaining agreements on reasonable terms without work stoppages; increases in the costs of our pension, health, post-employment or other benefits, including those caused by changes in markets, interest rates, mortality rates, demographics or regulations; adverse changes in our access to credit markets on favorable terms, whether caused by changes in our financial position, lower debt credit ratings, unstable markets or otherwise; our ability to maintain favorable relations with our key business partners, suppliers, vendors, landlords and financial institutions; our ability to effectively manage our network buildout project and our other expansion opportunities; our ability to collect our receivables from financially troubled customers; any adverse developments in legal or regulatory proceedings involving us; changes in tax, communications, pension, healthcare or other laws or regulations, in governmental support programs, or in general government funding levels; the effects of changes in accounting policies or practices, including potential future impairment charges; the effects of terrorism, adverse weather or other natural or man-made disasters; the effects of more general factors such as changes in interest rates, in operating costs, in general market, labor, economic or geo-political conditions, or in public policy; and other risks referenced from time to time in our filings with the U.S. Securities and Exchange Commission (the “SEC”). For all the reasons set forth above and in our SEC filings, you are cautioned not to place undue reliance upon any of our forward-looking statements, which speak only as of the date made. We undertake no obligation to publicly update or revise any of our forward-looking statements for any reason, whether as a result of new information, future events or developments, changed circumstances, or otherwise. Furthermore, any information about our intentions contained in any of our forward-looking statements reflects our intentions as of the date of such forward-looking statement, and is based upon, among other things, existing regulatory, technological, industry, competitive, economic and market conditions, and our assumptions as of such date. We may change our intentions, strategies or plans without notice at any time and for any reason.

(1)	See attachments for reconciliations of non-GAAP figures to comparable GAAP figures.
(2)	Beginning first quarter 2016, CenturyLink revised its free cash flow calculation. See attachments for non-GAAP reconciliations.
(3)
Core revenues is a non-GAAP measure defined as strategic revenues plus legacy revenues (excludes data integration and other revenues) as described further in the attached schedules. Strategic revenues primarily include broadband, Multiprotocol Label Switching (MPLS), Ethernet, Optical Wavelength, colocation, hosting, cloud, video, VoIP and IT services. Legacy revenues primarily include voice, private line (including special access), switched access and Integrated Services Digital Network ("ISDN") and other ancillary services.

(4)
Beginning second quarter 2016, private line (including special access) revenues were reclassified from strategic services to legacy services. All historical periods have been restated to reflect this change.

(5)	All references to segment data herein reflect certain adjustments described in the attached schedules.

CenturyLink, Inc.
CONSOLIDATED STATEMENTS OF INCOME
THREE MONTHS ENDED DECEMBER 31, 2016 AND 2015
(UNAUDITED)
(Dollars in millions, except per share amounts; shares in thousands)

	Three months ended December 31, 2016				Three months ended December 31, 2015
				As adjusted				As adjusted		Increase
				excluding				excluding		(decrease)
		Less		special		Less		special	Increase	excluding
	As	special		items	As	special		items	(decrease)	special
	reported	items		(Non-GAAP)	reported	items		(Non-GAAP)	as reported	items
OPERATING REVENUES *
Strategic	$2,016	—		2,016	1,992	—		1,992	1.2%	1.2%
Legacy	1,846	—		1,846	2,036	—		2,036	(9.3)%	(9.3)%
Data integration	131	—		131	140	—		140	(6.4)%	(6.4)%
Other	296	—		296	308	—		308	(3.9)%	(3.9)%
Total operating revenues	4,289	—		4,289	4,476	—		4,476	(4.2)%	(4.2)%

OPERATING EXPENSES
Cost of services and products	1,929	2	(1)	1,927	1,915	3	(4)	1,912	0.7%	0.8%
Selling, general and administrative	1,010	236	(1)	774	757	12	(4)	745	33.4%	3.9%
Depreciation and amortization	958	(36)	(2)	994	1,053	—		1,053	(9.0)%	(5.6)%
Total operating expenses	3,897	202		3,695	3,725	15		3,710	4.6%	(0.4)%

OPERATING INCOME	392	(202)		594	751	(15)		766	(47.8)%	(22.5)%

OTHER (EXPENSE) INCOME
Interest expense	(320)	—		(320)	(328)	—		(328)	(2.4)%	(2.4)%
Other (expense) income, net	2	—		2	7	—		7	(71.4)%	(71.4)%
Income tax expense	(32)	77	(3)	(109)	(92)	60	(5)	(152)	(65.2)%	(28.3)%
NET INCOME	$42	(125)		167	338	45		293	(87.6)%	(43.0)%
BASIC EARNINGS PER SHARE	$0.08	(0.23)		0.31	0.62	0.08		0.54	(87.1)%	(42.6)%
DILUTED EARNINGS PER SHARE	$0.08	(0.23)		0.31	0.62	0.08		0.54	(87.1)%	(42.6)%

AVERAGE SHARES OUTSTANDING
Basic	539,965			539,965	541,605			541,605	(0.3)%	(0.3)%
Diluted	541,235			541,235	542,493			542,493	(0.2)%	(0.2)%

DIVIDENDS PER COMMON SHARE	$0.54			0.54	0.54			0.54	—%	—%

SPECIAL ITEMS
(1) -
Includes severance costs associated with recent headcount reductions ($164 million), integration costs associated with our acquisition of Qwest ($2 million), costs associated with a large billing system integration project ($2 million), costs related to our pending acquisition of Level 3 ($52 million), costs associated with our pending sale of the colocation business ($7 million) and the impairment of a building ($11 million).

(2) -	Termination of depreciation expense related to our pending sale of the colocation business ($36 million).
(3) -	Income tax benefit of Items (1) and (2).
(4) -	Includes severance costs associated with reduction in force initiatives ($9 million) and integration costs associated with our acquisition of Qwest ($6 million).
(5) -	Income tax benefit of Item (4).
*
During the second quarter of 2016, we determined that because of declines due to customer migration to other strategic products and services, certain of our business low-bandwidth data services, specifically our private line (including special access) services in our business segment, are more closely aligned with our legacy services than with our strategic services. As a result, we reflect these operating revenues as legacy services, and we have reclassified certain prior period amounts to conform to this change. The revision resulted in a reduction of revenue from strategic services and a corresponding increase in revenue from legacy services of $379 million for the three months ended December 31, 2015.

CenturyLink, Inc.
CONSOLIDATED STATEMENTS OF INCOME
TWELVE MONTHS ENDED DECEMBER 31, 2016 AND 2015
(UNAUDITED)
(Dollars in millions, except per share amounts; shares in thousands)

	Twelve months ended December 31, 2016				Twelve months ended December 31, 2015
				As adjusted				As adjusted		Increase
				excluding				excluding		(decrease)
		Less		special		Less		special	Increase	excluding
	As	special		items	As	special		items	(decrease)	special
	reported	items		(Non-GAAP)	reported	items		(Non-GAAP)	as reported	items
OPERATING REVENUES *
Strategic	$8,050	—		8,050	7,753	—		7,753	3.8%	3.8%
Legacy	7,672	—		7,672	8,338	—		8,338	(8.0)%	(8.0)%
Data integration	533	—		533	577	—		577	(7.6)%	(7.6)%
Other	1,215	—		1,215	1,232	—		1,232	(1.4)%	(1.4)%
Total operating revenues	17,470	—		17,470	17,900	—		17,900	(2.4)%	(2.4)%

OPERATING EXPENSES
Cost of services and products	7,774	7	(1)	7,767	7,778	14	(5)	7,764	(0.1)%	—%
Selling, general and administrative	3,449	273	(1)	3,176	3,328	152	(5)	3,176	3.6%	—%
Depreciation and amortization	3,916	(36)	(2)	3,952	4,189	—		4,189	(6.5)%	(5.7)%
Total operating expenses	15,139	244		14,895	15,295	166		15,129	(1.0)%	(1.5)%

OPERATING INCOME	2,331	(244)		2,575	2,605	(166)		2,771	(10.5)%	(7.1)%

OTHER (EXPENSE) INCOME
Interest expense	(1,318)	—		(1,318)	(1,312)	—		(1,312)	0.5%	0.5%
Other income (expense), net	7	(27)	(3)	34	23	—		23	(69.6)%	47.8%
Income tax expense	(394)	103	(4)	(497)	(438)	115	(6)	(553)	(10.1)%	(10.1)%
NET INCOME	$626	(168)		794	878	(51)		929	(28.7)%	(14.5)%
BASIC EARNINGS PER SHARE	$1.16	(0.31)		1.47	1.58	(0.09)		1.68	(26.6)%	(12.5)%
DILUTED EARNINGS PER SHARE	$1.16	(0.31)		1.47	1.58	(0.09)		1.67	(26.6)%	(12.0)%

AVERAGE SHARES OUTSTANDING
Basic	539,549			539,549	554,278			554,278	(2.7)%	(2.7)%
Diluted	540,679			540,679	555,093			555,093	(2.6)%	(2.6)%

DIVIDENDS PER COMMON SHARE	$2.16			2.16	2.16			2.16	—%	—%

SPECIAL ITEMS
(1) -
Includes severance costs associated with recent headcount reductions ($189 million), integration costs associated with our acquisition of Qwest ($10 million), costs associated with a large billing system integration project ($15 million), costs related to our pending acquisition of Level 3 ($52 million), costs associated with our pending sale of the colocation business ($7 million) and the impairment of a building ($11 million), less an offsetting gain on the sale of a building $4 million.

(2) -	Termination of depreciation expense related to our pending sale of the colocation business ($36 million).
(3) -	Net loss associated with early retirement of debt ($27 million).
(4) -	Income tax benefit of Items (1), (2) and (3)
(5) -
Includes severance costs associated with reduction in force initiatives ($99 million), integration costs associated with our acquisition of Qwest ($32 million), the impairment of office buildings ($8 million), regulatory fines associated with a 911 system outage ($15 million) and litigation and other adjustments associated with pre-acquisition activities of Qwest and Embarq ($12 million).

(6) -	Income tax benefit of Item (5).
*
During the second quarter of 2016, we determined that because of declines due to customer migration to other strategic products and services, certain of our business low-bandwidth data services, specifically our private line (including special access) services in our business segment, are more closely aligned with our legacy services than with our strategic services. As a result, we reflect these operating revenues as legacy services, and we have reclassified certain prior period amounts to conform to this change. The revision resulted in a reduction of revenue from strategic services and a corresponding increase in revenue from legacy services of $1.586 billion for the twelve months ended December 31, 2015.

CenturyLink, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 2016 AND DECEMBER 31, 2015
(UNAUDITED)
(Dollars in millions)
	December 31,	December 31,
	2016	2015
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$222	126
Other current assets	4,940	2,524
Total current assets	5,162	2,650

NET PROPERTY, PLANT AND EQUIPMENT
Property, plant and equipment	39,194	38,785
Accumulated depreciation	(22,155)	(20,716)
Net property, plant and equipment	17,039	18,069

GOODWILL AND OTHER ASSETS
Goodwill	19,650	20,742
Other, net	5,166	6,143
Total goodwill and other assets	24,816	26,885

TOTAL ASSETS	$47,017	47,604

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Current maturities of long-term debt	$1,503	1,503
Other current liabilities	3,846	3,101
Total current liabilities	5,349	4,604

LONG-TERM DEBT	18,185	18,722
DEFERRED CREDITS AND OTHER LIABILITIES	10,084	10,218
STOCKHOLDERS' EQUITY	13,399	14,060

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$47,017	47,604

CenturyLink, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
TWELVE MONTHS ENDED DECEMBER 31, 2016 AND 2015
(UNAUDITED)
(Dollars in millions)

	Twelve months ended	Twelve months ended
	December 31, 2016	December 31, 2015
OPERATING ACTIVITIES
Net income	$626	878
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,916	4,189
Impairment of assets	13	9
Deferred income taxes	11	350
Provision for uncollectible accounts	192	177
Net loss on early retirement of debt	27	—
Share-based compensation	80	73
Changes in current assets and liabilities, net	(108)	(321)
Retirement benefits	(152)	(141)
Changes in other noncurrent assets and liabilities, net	(23)	(78)
Other, net	26	16
Net cash provided by operating activities	4,608	5,152
INVESTING ACTIVITIES
Payments for property, plant and equipment and capitalized software	(2,981)	(2,872)
Cash paid for acquisitions	(39)	(4)
Proceeds from sale of property and intangible assets	30	31
Other, net	(4)	(8)
Net cash used in investing activities	(2,994)	(2,853)
FINANCING ACTIVITIES
Net proceeds from issuance of long-term debt	2,161	989
Payments of long-term debt	(2,462)	(966)
Net payments on credit facility and revolving line of credit	(40)	(315)
Early retirement of debt costs	—	(1)
Dividends paid	(1,167)	(1,198)
Proceeds from issuance of common stock	6	11
Repurchase of common stock and shares withheld to satisfy tax withholdings	(16)	(819)
Other, net	—	(2)
Net cash used in financing activities	(1,518)	(2,301)
Net increase (decrease) in cash and cash equivalents	96	(2)
Cash and cash equivalents at beginning of period	126	128
Cash and cash equivalents at end of period	$222	126

CenturyLink, Inc.
SELECTED SEGMENT FINANCIAL INFORMATION
THREE MONTHS AND TWELVE MONTHS ENDED DECEMBER 31, 2016 AND 2015
(UNAUDITED)
(Dollars in millions)

	Three months ended December 31,		Twelve months ended December 31,
	2016	2015	2016	2015
Total segment revenues	$3,993	4,168	16,255	16,668
Total segment expenses	2,100	2,085	8,492	8,461
Total segment income	$1,893	2,083	7,763	8,207
Total segment income margin (segment income divided by segment revenues)	47.4%	50.0%	47.8%	49.2%

Business
Revenues
Strategic services *	$1,232	1,219	4,903	4,721
Legacy services *	1,183	1,296	4,918	5,350
Data integration	130	140	531	575
Total revenues	2,545	2,655	10,352	10,646
Expenses **
Total expenses	1,472	1,472	5,930	5,967

Segment income	$1,073	1,183	4,422	4,679
Segment income margin	42.2%	44.6%	42.7%	44.0%

Consumer
Revenues
Strategic services	$784	773	3,147	3,032
Legacy services	663	740	2,754	2,988
Data integration	1	—	2	2
Total revenues	1,448	1,513	5,903	6,022
Expenses **
Total expenses	628	613	2,562	2,494

Segment income	$820	900	3,341	3,528
Segment income margin	56.6%	59.5%	56.6%	58.6%

*
During the second quarter of 2016, we determined that because of declines due to customer migration to other strategic products and services, certain of our business low-bandwidth data services, specifically our private line (including special access) services in our business segment, are more closely aligned with our legacy services than with our strategic services. As a result, we reflect these operating revenues as legacy services, and we have reclassified certain prior period amounts to conform to this change. The revision resulted in a reduction of revenue from strategic services and a corresponding increase in revenue from legacy services of $379 million and $1.586 billion (net of $3 million and $9 million of deferred revenue included in other business legacy services) for the three and twelve months ended December 31, 2015, respectively.

**
During the first half of 2016, we implemented several changes with respect to the assignment of certain expenses to our reportable segments. We have recast our previously-reported segment results for the three and twelve months ended December 31, 2015, to conform to the current presentation. For the three months ended December 31, 2015, the segment expense recast resulted in an increase in consumer expenses of $16 million and a decrease in business expenses of $12 million. For the twelve months ended December 31, 2015, the segment expense recast resulted in an increase in consumer expenses of $69 million and a decrease in business expenses of $67 million.

CenturyLink, Inc.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(UNAUDITED)
(Dollars in millions)

		Three months ended December 31, 2016				Three months ended December 31, 2015
					As adjusted				As adjusted
			Less		excluding		Less		excluding
		As	special		special	As	special		special
		reported	items		items	reported	items		items
Operating cash flow and cash flow margin
	Operating income	$392	(202)	(1)	594	751	(15)	(3)	766
	Add: Depreciation and amortization	958	(36)	(2)	994	1,053	—		1,053
	Operating cash flow	$1,350	(238)		1,588	1,804	(15)		1,819

	Revenues	$4,289	—		4,289	4,476	—		4,476

	Operating income margin (operating income divided by revenues)	9.1%			13.8%	16.8%			17.1%

	Operating cash flow margin (operating cash flow divided by revenues)	31.5%			37.0%	40.3%			40.6%

Free cash flow
	Operating cash flow				$1,588				1,819
	Less: Capital expenditures (4)				(963)				(830)
	Less: Cash paid for interest, net of amounts capitalized				(379)				(396)
	Less: Pension and post-retirement impacts (5)				(25)				(6)
	Less: Cash paid for income taxes, net of refunds				(53)				(9)
	Add: Share-based compensation				20				16
	Add: Other income				2				7
	Free cash flow (6)				$190				601

SPECIAL ITEMS
(1) -
Includes severance costs associated with recent headcount reductions ($164 million), integration costs associated with our acquisition of Qwest ($2 million), costs associated with a large billing system integration project ($2 million), costs related to our pending acquisition of Level 3 ($52 million), costs associated with our pending sale of the colocation business ($7 million) and the impairment of a building ($11 million); offset by the termination of depreciation expense related to our pending sale of the colocation business $36 million.

(2) -	Termination of depreciation expense related to our pending sale of the colocation business ($36 million).
(3) -	Includes severance costs associated with reduction in force initiatives ($9 million) and integration costs associated with our acquisition of Qwest ($6 million).

FREE CASH FLOW
(4) -	Excludes $8 million in fourth quarter 2016 and $3 million in fourth quarter 2015 of capital expenditures related to the integration of Qwest and Savvis.
(5) -
2016 includes net periodic pension benefit income of ($18 million), net periodic post-retirement benefit expense of $35 million and ($2 million) of benefits paid to participants of our non-qualified pension plans. Post-retirement contributions included benefits paid by company ($55 million) offset by participant contributions $14 million and direct subsidy receipts $1 million. Does not include $13 million of pension expense and $3 million of post-retirement benefit expense that have been treated as special items, as these expenses reflect enhanced pension and post-retirement benefits offered to certain employees that were severed during the three months ended December 31, 2016.

-
2015 includes net periodic pension benefit income of ($19 million), net periodic post-retirement benefit expense of $39 million and ($1 million) of benefits paid to participants of our non-qualified pension plans. Post-retirement contributions included benefits paid by company ($42 million) offset by participant contributions $14 million and direct subsidy receipts $3 million.

(6) -	Excludes special items identified in items (1) and (2).

CenturyLink, Inc.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(UNAUDITED)
(Dollars in millions)

		Twelve months ended December 31, 2016				Twelve months ended December 31, 2015
					As adjusted				As adjusted
			Less		excluding		Less		excluding
		As	special		special	As	special		special
		reported	items		items	reported	items		items
Operating cash flow and cash flow margin
	Operating income	$2,331	(244)	(1)	2,575	2,605	(166)	(3)	2,771
	Add: Depreciation and amortization	3,916	(36)	(2)	3,952	4,189	—		4,189
	Operating cash flow	$6,247	(280)		6,527	6,794	(166)		6,960

	Revenues	$17,470	—		17,470	17,900	—		17,900

	Operating income margin (operating income divided by revenues)	13.3%			14.7%	14.6%			15.5%

	Operating cash flow margin (operating cash flow divided by revenues)	35.8%			37.4%	38.0%			38.9%

Free cash flow
	Operating cash flow				$6,527				6,960
	Less: Capital expenditures (4)				(2,958)				(2,861)
	Less: Cash paid for interest, net of amounts capitalized				(1,301)				(1,310)
	Less: Pension and post-retirement impacts (5)				(168)				(141)
	Less: Cash paid for income taxes, net of refunds				(397)				(63)
	Add: Share-based compensation				80				73
	Add: Other income				34				23
	Free cash flow (6)				$1,817				2,681

SPECIAL ITEMS
(1) -
Includes severance costs associated with recent headcount reductions ($189 million), integration costs associated with our acquisition of Qwest ($10 million), costs associated with a large billing system integration project ($15 million), costs related to our pending acquisition of Level 3 ($52 million), costs associated with our pending sale of the colocation business ($7 million) and the impairment of a building ($11 million), less an offsetting gain on the sale of a building $4 million and the termination of depreciation expense related to our pending sale of the colocation business $36 million.

(2) -	Termination of depreciation expense related to our pending sale of the colocation business ($36 million).
(3) -
Includes severance costs associated with reduction in force initiatives ($99 million), integration costs associated with our acquisition of Qwest ($32 million), the impairment of office buildings ($8 million), regulatory fines associated with a 911 system outage ($15 million) and litigation and other adjustments associated with pre-acquisition activities of Qwest and Embarq ($12 million).

FREE CASH FLOW
(4) -	Excludes $23 million in 2016 and $11 million in 2015 of capital expenditures related to the integration of Qwest and Savvis.
(5) -
2016 includes net periodic pension benefit income of ($74 million), net periodic post-retirement benefit expense of $142 million, contributions to our pension plan trust of ($100 million) and ($7 million) of benefits paid to participants of our non-qualified pension plans. Post-retirement contributions included benefits paid by company ($191 million) offset by participant contributions $57 million and direct subsidy receipts $5 million. Does not include $13 million of pension expense and $3 million of post-retirement benefit expense that have been treated as special items, as these expenses reflect enhanced pension and post-retirement benefits offered to certain employees that were severed during the three months ended December 31, 2016.

-
2015 includes net periodic pension benefit income of ($81 million), net periodic post-retirement benefit expense of $162 million, contributions to our pension plan trust of ($100 million) and ($6 million) of benefits paid to participants of our non-qualified pension plans. Post-retirement contributions included benefits paid by company ($181 million) offset by participant contributions $57 million and direct subsidy receipts $8 million.

(6) -	Excludes special items identified in items (1) and (2).

CenturyLink, Inc.
REVENUES
(UNAUDITED)
(Dollars in millions)

		Three months ended		Twelve months ended
		December 31, 2016	December 31, 2015	December 31, 2016	December 31, 2015
Strategic services *
	Business high-bandwidth data services (1)	$755	733	2,990	2,816
	Business hosting services (2)	295	320	1,210	1,281
	Other business strategic services (3)	182	166	703	624
	Consumer broadband services (4)	666	666	2,689	2,611
	Other consumer strategic services (5)	118	107	458	421
	Total strategic services revenues	2,016	1,992	8,050	7,753

Legacy services *
	Business voice services (6)	579	632	2,413	2,588
	Business low-bandwidth data services (7)	325	381	1,382	1,594
	Other business legacy services (8)	279	283	1,123	1,168
	Consumer voice services (6)	588	649	2,442	2,676
	Other consumer legacy services (9)	75	91	312	312
	Total legacy services revenues	1,846	2,036	7,672	8,338

Data integration
	Business data integration	130	140	531	575
	Consumer data integration	1	—	2	2
	Total data integration revenues	131	140	533	577

Other revenues
	High-cost support revenue (10)	170	182	688	732
	Other revenue (11)	126	126	527	500
	Total other revenues	296	308	1,215	1,232

Total revenues		$4,289	4,476	17,470	17,900

(1)	Includes MPLS and Ethernet revenue
(2)	Includes colocation, hosting (including cloud hosting and managed hosting) and hosting area network revenue
(3)	Includes primarily broadband, VoIP, video and IT services revenue
(4)	Includes broadband and related services revenue
(5)	Includes video and other revenue
(6)	Includes local and long-distance voice revenue
(7)	Includes private line (including special access) revenue
(8)	Includes UNEs, public access, switched access and other ancillary revenue
(9)	Includes other ancillary revenue
(10)	Includes CAF Phase 1, CAF Phase 2 and federal and state USF support revenue
(11)	Includes USF surcharges
*
During the second quarter of 2016, we determined that because of declines due to customer migration to other strategic products and services, certain of our business low-bandwidth data services, specifically our private line (including special access) services in our business segment, are more closely aligned with our legacy services than with our strategic services. As a result, we reflect these operating revenues as legacy services, and we have reclassified certain prior period amounts to conform to this change. The revision resulted in a reduction of revenue from strategic services and a corresponding increase in revenue from legacy services of $379 million and $1.586 billion (net of $3 million and $9 million of deferred revenue included in other business legacy services) for the three and twelve months ended December 31, 2015, respectively. In addition, our business broadband services remain a strategic service and are included in our other business strategic services.

CenturyLink, Inc.
HOSTING REVENUES AND OPERATING METRICS
(UNAUDITED)

	Three months ended		Twelve months ended
	December 31, 2016	December 31, 2015	December 31, 2016	December 31, 2015

Hosting Revenue Detail	(In millions)
Colocation (1)	$154	163	622	626
Managed Hosting / Cloud	120	136	504	570
Hosting Area Network	21	21	84	85
Total Hosting Revenue	295	320	1,210	1,281

		As of	As of	As of
		December 31, 2016	September 30, 2016	December 31, 2015
Hosting Data Center Metrics (1)
Number of data centers (2)		58	58	59
Sellable square feet, million sq ft		1.54	1.54	1.58
Billed square feet, million sq ft		1.04	1.03	0.99
Utilization		67%	67%	63%

(1)	Relates to our data centers, which are currently held for sale.
(2)	We define a data center as any facility where we market, sell and deliver either colocation services, multi-tenant managed services, or both.

		As of	As of	As of
		December 31, 2016	September 30, 2016	December 31, 2015

Operating Metrics		(In thousands)
Broadband subscribers		5,945	5,950	6,048
Access lines		11,090	11,231	11,748
Prism TV subscribers		325	318	285

	Our methodology for counting broadband subscribers, access lines and Prism TV subscribers may not be comparable to those of other companies.

CenturyLink, Inc.
SUPPLEMENTAL NON-GAAP INFORMATION - ADJUSTED DILUTED EPS
THREE MONTHS ENDED DECEMBER 31, 2016 AND 2015 AND TWELVE MONTHS ENDED DECEMBER 31, 2016 AND 2015
(UNAUDITED)
(Dollars and shares in millions, except per share amounts)

	Three months ended				Twelve months ended
	December 31, 2016		December 31, 2015		December 31, 2016		December 31, 2015

Net Income	$42		338		626		878

Less Special Items:
Special items (excluding tax items)	(202)	(1)	(15)	(3)	(271)	(5)	(166)	(7)
Special income tax items and income tax effect of other special items	77	(2)	60	(4)	103	(6)	115	(8)
Total impact of special items	(125)		45		(168)		(51)

Net income, excluding special items	167		293		794		929

Add back certain items arising from purchase accounting:
Amortization of customer base intangibles:
Qwest	179		195		740		799
Embarq	15		20		70		89
Savvis	10		16		56		62

Amortization of trademark intangibles	—		—		—		1

Amortization of fair value adjustment of long-term debt:
Embarq	—		2		3		6
Qwest	(3)		(6)		(15)		(23)

Subtotal	201		227		854		934
Tax effect of items arising from purchasing accounting	(76)		(86)		(323)		(356)
Net adjustment, after taxes	125		141		531		578

Net income, as adjusted for above items	$292		434		1,325		1,507

Weighted average diluted shares outstanding	541.2		542.5		540.7		555.1

Diluted EPS (excluding special items)	$0.31		0.54		1.47		1.67

Adjusted diluted EPS as adjusted for the above-listed purchase accounting intangible and interest amortizations (excluding special items)	$0.54		0.80		2.45		2.71

The above non-GAAP schedule presents adjusted net income and adjusted diluted earnings per share (both excluding special items) by adding back to net income and diluted earnings per share certain non-cash expense items that arise as a result of the application of business combination accounting rules to our major acquisitions since mid-2009. Such presentation is not in accordance with generally accepted accounting principles but management believes the presentation is useful to analysts and investors to understand the impacts of growing our business through acquisitions.

(1)
Includes severance costs associated with recent headcount reductions ($164 million), integration costs associated with our acquisition of Qwest ($2 million), costs associated with a large billing system integration project ($2 million), costs related to our pending acquisition of Level 3 ($52 million), costs associated with our pending sale of the colocation business ($7 million) and the impairment of a building ($11 million) offset by the termination of depreciation expense related to our pending sale of the colocation business $36 million.

(2)	Income tax benefit of Items (1).
(3)	Includes severance costs associated with reduction in force initiatives ($9 million) and integration costs associated with our acquisition of Qwest ($6 million).
(4)	Income tax benefit of Item (3).
(5)
Includes severance costs associated with recent headcount reductions ($189 million), integration costs associated with our acquisition of Qwest ($10 million), costs associated with a large billing system integration project ($15 million), costs related to our pending acquisition of Level 3 ($52 million), costs associated with our pending sale of the colocation business ($7 million), the impairment of a building ($11 million) less a offsetting gain on the sale of a building $4 million, the termination of depreciation expense related to our pending sale of the colocation business $36 million and the net loss associated with early retirement of debt ($27 million),

(6)	Income tax benefit of Item (5).
(7)
Includes severance costs associated with reduction in force initiatives ($99 million), integration costs associated with our acquisition of Qwest ($32 million), the impairment of office buildings ($8 million), regulatory fines associated with a 911 system outage ($15 million) and litigation and other adjustments associated with pre-acquisition activities of Qwest and Embarq ($12 million).

(8)	Income tax benefit of Item (7).